       This is a re-filing of a Form 8-A12B filing made on June 16, 1997 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                    13-3692801
- ----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

         Seven World Trade Center
           Room 33-130, 33rd Floor
            New York, New York                                          10048
- ----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

If this form relates to the registration    If this form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to General   securities and is to become
Instruction A(C)(1) please check the        effective simultaneously with the
following box. |X|                          effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(C)(2) please
                                            check the following box. |_|

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------

$74,054,000 TIERS(sm) Corporate Bond-
Backed Certificates, Series IBM 1997-4,
    Amortizing Class Certificates
        (the "Certificates")                         New York Stock Exchange
- ---------------------------------------          -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms"; "Special
         Considerations"; "Description of the Certificates"; "ERISA
         Considerations"; and "Federal Income Tax Considerations" in
         Registrant's Prospectus Supplement dated June 13, 1997, and "Special
         Considerations" and "Description of Certificates" in Registrant's
         Prospectus, dated June 13, 1997, which description is incorporated herein by reference. Registrant will file the Prospectus and Prospectus
         Supplement with the Securities and Exchange Commission on or before
         June 13, 1997, pursuant to the Rule 424(b) under the Securities Act of
         1933.

Item 2. Exhibits.

         1.       Certificate of Incorporation of Structured Products Corp. is
                  set forth as Exhibit 3.1 to the Registration Statement on Form
                  S-3 and is incorporated herein by reference.

         2.       By-laws, as amended, of Structured Products Corp. are set
                  forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3.       Form of Trust Agreement is set forth as Exhibit 4.3 to the
                  Registration Statement and is incorporated herein by
                  reference.

         4.       Form of the Certificates, which is set forth as an exhibit on Form 8-A12BEF filed with the Securities and Exchange
                  Commission, for Structured Products Corp., on June 16, 1997,
                  and is incorporated herein by reference.

                                        2

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            STRUCTURED PRODUCTS CORP.

Date:  June 13, 1997                        By: /s/ Timothy P. Beaulac
                                                ----------------------
                                                Authorized Signatory